UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Arhaus, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of the Stockholders of Arhaus, Inc., a Delaware corporation (the “Company”) with its principal executive office located at 51 E. Hines Hill Road, Boston Heights, Ohio 44236, will be held virtually on May 5, 2022 at 9:00 A.M. Eastern Time. A live webcast of the meeting will be available, and you will not be able to physically attend the meeting in-person. Registration for the meeting is required online at www.proxydocs.com/ARHS. The purpose of the meeting is:

1.	To elect three Directors, each to serve three-year terms;

2.	To approve the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2022; and

3.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 14, 2022 will be entitled to notice of and to vote at the meeting or any adjournment of the meeting.

The meeting will be held in a virtual-only meeting format, via a live webcast that will provide stockholders with the ability to participate and vote their shares. The virtual Annual Meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote by Internet, by phone, electronically during the meeting, or by completing and returning the enclosed proxy card.

By order of the Board of Directors,

/s/ Allan Churchmack

Allan Churchmack

Secretary

April 4, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 5, 2022.

The Proxy Statement and Proxy Card are available at

www.proxydocs.com/ARHS

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 5, 2022

The Company’s Board of Directors is sending you this proxy statement to ask for your vote as a stockholder of Arhaus, Inc. (the “Company”) on matters to be voted on at the upcoming Annual Meeting of Stockholders. The meeting will be held virtually on May 5, 2022 at 9:00 A.M. Eastern Time. The Company is first sending this proxy statement, accompanying notice of meeting, proxy form, and the Company’s Annual Report to Stockholders on April 4, 2022.

ABOUT THE MEETING

What is the purpose of the Annual Meeting of Stockholders?

The purpose of the Annual Meeting of Stockholders is to vote on matters outlined in the accompanying notice of the meeting, including the election of three Directors and the approval of the Audit Committee’s selection of the Company’s independent accountants. We are not aware of any other matters that will be presented for your vote at the meeting.

Why is the meeting virtual?

We believe a virtual-only meeting facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources, or physical location. Importantly, it enables us to protect the health and safety of all attendees in light of ongoing uncertainties related to the COVID-19 pandemic.

Who can attend the meeting?

Only stockholders as of the record date, which is March 14, 2022, or their duly appointed proxies, may attend the meeting.

In order to attend the meeting, you must register at www.proxydocs.com/ARHS. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the meeting and to vote during the meeting.

As part of the registration process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the registration process.

When and where is the meeting?

On May 5, 2022, you may access the virtual-only meeting by using the unique link that will be included in the instructional email sent following registration. Stockholders may begin to log in fifteen minutes prior to the meeting’s start time. The meeting will begin promptly at 9:00 A.M. Eastern Time.

If you encounter any technical difficulties accessing the meeting, including any difficulties voting, there will be technical support that you may call. The technical support number will be included in the instructional email sent following registration.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 14, 2022, are entitled to receive notice of the meeting and to vote the number of shares of common stock that they held on the record date. As of the record date, the Company has outstanding 52,947,617 shares of class A and 87,115,600 shares of class B common stock. The class A and class B shares vote together on matters submitted to a vote of stockholders. Each outstanding share of class A common stock entitles its holder to cast one vote on each matter to be voted on, and each share of class B common stock entitles its holder to cast ten votes on each matter to be voted on.

How do I vote by proxy?

Shares Held of Record. If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, LLC, you may authorize that your shares be voted at the meeting in one of the following ways:

By Internet or Telephone. You may vote by Internet or telephone by following the instructions on the proxy card.

By Mail. If you received a printed copy of the proxy materials, then you may complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

Electronically during the Virtual Meeting. You may also vote in real-time by attending the virtual meeting using the unique link included in the instructional email sent following registration.

Shares Held in Street Name. If you hold your shares through a broker, bank, or other nominee (that is, in street name), you will receive instructions from your broker, bank, or nominee that you must follow in order to submit your voting instructions and have your shares voted at the meeting. If you want to vote in real-time virtually at the meeting, you must register in advance at www.proxydocs.com/ARHS. You may be instructed to obtain a legal proxy from your broker, bank, or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

If you hold Company shares in multiple accounts, you may receive more than one set of proxy materials. To ensure that all your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of proxy materials.

May I revoke my proxy?

If you are a holder of record, you may revoke your proxy at any time before it is exercised by delivering written notice of revocation to the Company at its principal executive offices at 51 E. Hines Hill Road, Boston Heights, Ohio 44236. If you hold your shares in street name, you must follow the instructions provided by your broker, bank, or nominee to revoke your voting instructions. Attendance at the meeting will not itself revoke an earlier submitted proxy.

What constitutes a quorum?

The presence at the meeting, either by live virtual attendance or by proxy, of the holders of shares of common stock representing a majority of the voting power outstanding on the record date and entitled to vote will represent a quorum permitting the conduct of business at the meeting. Proxies received by the Company marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What is a “broker non-vote”?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the approval of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of Directors. Broker non-votes count for purposes of determining whether a quorum is present.

What vote is required to approve each proposal, assuming that a quorum is present at the Annual Meeting?

The three nominees receiving the greatest number of votes ‘FOR’ election will be elected as Directors. If you do not vote for a particular Director nominee, or if you indicate ‘WITHHOLD’ authority for a particular nominee on your proxy form, your vote will not count either for or against the nominee. If your shares are held in street name by a broker or nominee indicating on a proxy that it does not have authority to vote on this or any other proposal, this will result in a broker non-vote, which will not count toward the election of any of the nominees.

Although the Audit Committee may select the Company’s independent accountants without stockholder approval, the Audit Committee will consider the affirmative vote of the holders of shares of common stock representing a majority of the voting power present in person or by proxy and entitled to vote on the proposal to be an approval by the stockholders of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants. Abstentions will have the same effect as a vote against the proposal. Approval of the Audit Committee’s selection of the Company’s independent accountants is a “routine” matter so there should be no broker non-votes with respect to this proposal.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Company’s Board of Directors. The Company will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, regular employees of the Company may solicit proxies by telephone, facsimile, or email.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company was formed in July 2021 in connection with the initial public offering of the Company’s common stock on November 4, 2021 (the “IPO”), and the initial Directors were Messrs. Adams, Reed, and Brutocao. Messrs. Beargie, Roth, Doody, Kyees and Lewis and Ms. Hyde were appointed to the Board of Directors (or the “Board”) at the time of the IPO.

The Company’s Amended and Restated Certificate of Incorporation provides that our Board of Directors is classified into three classes, as nearly equal in size as practicable, with staggered three-year terms. The terms of the Class I Directors, who include Albert Adams, John Kyees, and John Roth, will expire at the Annual Meeting. The Class II Directors are Brad Brutocao, Andrea Hyde, and Rick Doody, and their terms will expire at the Annual Meeting of Stockholders to be held in 2023. The Class III Directors are Bill Beargie, Gary Lewis, and John Reed, and their terms will expire at the Annual Meeting of Stockholders to be held in 2024.

The three Director nominees who receive the greatest number of votes will be elected as Directors. If elected, each nominee will serve as a Director for a three-year term and until his or her successor is duly elected and qualified at the 2025 Annual Meeting. Unless you specify otherwise, the shares of stock represented by your proxy will be voted to re-elect all of the Director nominees set forth in this proxy statement. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board intends that proxies will be voted for the election of a substitute nominee designated by the Board as recommended by the Nominating & Corporate Governance Committee.

The Board of Directors recommends that the stockholders vote FOR the Director nominees named below.

NOMINEES FOR ELECTION AT ANNUAL MEETING

Albert Adams	Age: 71	Director Since 2021

Albert Adams has served as a member of our Board since July 2021, on the Board of Directors of Arhaus, LLC since 2014, and joined the Board of Directors of the predecessor of Arhaus, LLC in 2001. Mr. Adams joined Baker & Hostetler LLP in 1977, became a partner in 1984, and served as a member of its governing body between 1993 to 2014. Mr. Adams’ practice is in the business and corporate areas, with special emphasis on the structuring and financial aspects of business transactions. Mr. Adams has served as a director of numerous private businesses and six public companies. He also has been a board member or trustee of a number of community and charitable organizations, including the Cleveland Chapter of the American Red Cross, the Center for Families and Children, the Greater Cleveland Roundtable, the Greater Cleveland Sports Commission, the Corporate College (a division of Cuyahoga Community College), the Western Reserve Historical Society, Learning Disability Associates, and the Karamu Playhouse.

We believe Mr. Adams is qualified to serve on our Board of Directors because of his combination of legal and business skills and his extensive experience in advising public and private companies in various capacities, including with respect to capital markets activity, business combinations, and corporate governance.

John Kyees	Age: 75	Director Since 2021

John Kyees has served as a member of our Board since 2021 and served as a member of the Board of Directors of Arhaus, LLC since November 2011. Mr. Kyees has held the Chief Financial Officer role at the following retailers: Urban Outfitters, Inc. from 2003 to 2010, bebe Stores, Inc. from 2002 to 2003, Skinmarket from 2000 to 2002, Ashley Stewart from 1997 to 2002, Express (Division of the Limited) from 1984 to 1997, and Chas. A. Stevens (Division of Hartmarx) from 1982 to 1984. Mr. Kyees currently serves on the board of directors of Vera Bradley as lead independent director and formerly served as chair of the audit committee, and he previously served as chair and a director of Destination XL Group, Inc.

We believe Mr. Kyees is qualified to serve on our Board of Directors because of his extensive executive-level retail experience having served as Chief Financial Officer for several prominent retailers.

John M. Roth	Age: 63	Director Since 2021

John M. Roth has served as a member of our Board since 2021 and served as a member of the Board of Directors of Arhaus, LLC since January 2014. Mr. Roth joined Freeman Spogli in 1988 and has been a partner since 1993. Mr. Roth currently serves as a member of the board of directors of El Pollo Loco Holdings, Inc. and previously served as a director of Floor & Decor Holdings, Inc. from November 2010 to December 2020.

We believe Mr. Roth is qualified to serve on our Board of Directors because of his extensive experience as a Board member of numerous retail and consumer businesses and his experience and insights into strategic expansion opportunities, capital markets, and capitalization strategies.

OTHER DIRECTORS

The following Directors have terms that expire in 2023 and 2024 and will continue to serve as Directors following the Annual Meeting.

Bill Beargie	Age: 65	Director Since 2021 Term Expires: 2024

Bill Beargie has served as a member of our Board since 2021, served as a member of the Board of Directors of Arhaus, LLC since 2014, and joined the Board of Directors of the predecessor of Arhaus, LLC in 2001. Mr. Beargie has been a CPA for Card, Palmer, Sibbison & Co. since 2015. Mr. Beargie was Chief Financial Officer and Administrative Vice President of Arhaus from 1987 to 1997.

We believe Mr. Beargie is qualified to serve on our Board of Directors because of his extensive experience in accounting and finance and his familiarity with the Company as its former Chief Financial Officer.

Brad Brutocao	Age: 48	Director Since 2021 Term Expires: 2023

Brad J. Brutocao has served as a member of our Board since July 2021 and on the Board of Directors of Arhaus, LLC since January 2014. Mr. Brutocao joined Freeman Spogli in 1997 and became a partner in 2008. Prior to joining Freeman Spogli, Mr. Brutocao worked at Morgan Stanley & Co. in the Mergers and Acquisitions and Corporate Finance departments. In addition, Mr. Brutocao is a member of the board of directors of several private companies and previously served as a director of Floor & Decor Holdings, Inc. from November 2010 to December 2020 and Boot Barn Holdings, Inc. from December 2011 to June 2019.

We believe Mr. Brutocao is qualified to serve on our Board of Directors because of his experience managing investments in, and serving on the boards of, companies operating in the retail and consumer industries.

Rick Doody	Age: 63	Director Since 2021 Term Expires: 2023

Rick Doody has served as a member of our Board since 2021 and served as a member of the Board of Directors of Arhaus, LLC since January 2014. Mr. Doody was the chair and founder of Bravo/Brio Restaurant Group (BBRG) and served as CEO and then its chairman from 1992 until it was sold in 2018. Mr. Doody owns six restaurant concepts in the Cleveland area: Cedar Creek Grille, 17 River Grille, Lindey’s Lake House, Jojo’s Bar and Bar Italia(2). Mr. Doody is a member of the Young Presidents’ Organization (YPO) and serves on the boards of University Hospital’s Ahuja Medical Center, Lindey’s, Stella Maris Rehabilitation Center, and the Boys and Girls Club of Cleveland.

We believe Mr. Doody is qualified to serve on our Board of Directors because of his substantial management, operational, and entrepreneurial experience as related to restaurant concepts and site selection.

Andrea Hyde	Age: 57	Director Since 2021 Term Expires: 2023

Andrea Hyde has served as a member of our Board since 2021 and served as a member of the Board of Directors of Arhaus, LLC since January 2018. Ms. Hyde is the founder and President of Hyde & Chic Inc., a business growth strategy consulting firm. Prior to founding Hyde & Chic Inc. in January 2018, Ms. Hyde was Chief Executive Officer of Draper James from 2014 to 2017. Prior to her role at Draper James, Ms. Hyde was President of Burch Creative Capital, President & Chief Executive Officer of French Connection USA, and Senior Vice President of Global Marketing and Communications at Kenneth Cole Productions.

We believe Ms. Hyde is qualified to serve on our Board of Directors because of her extensive experience in managing, marketing, and branding lifestyle retail concepts and knowledge of omni-channel platforms.

Gary Lewis	Age: 63	Director Since 2021 Term Expires: 2024

Gary Lewis has served as a member of our Board since 2021, served as a member of the Board of Directors of Arhaus, LLC since January 2014, and joined the Board of Directors of the predecessor to Arhaus, LLC in September 2013. Mr. Lewis has been a principal at GLA Real Estate since 2013. Prior to his role at GLA Real Estate, Mr. Lewis was Senior Executive Vice President and President of the Mall Leasing Division at Simon Property Group from 1986 to 2013. Mr. Lewis also guest teaches in the Ring Distinguished Speakers series in the Bergstrom Center for Real Estate in the Warrington College of Business Administration at the University of Florida and is a member of the International Council of Shopping Centers (ICSC).

We believe Mr. Lewis is qualified to serve on our Board of Directors because of his substantial experience in retail real estate, including the representation of landlords and tenants in lease negotiations, and experience leading and overseeing new construction, renovations, and expansions of retail and mixed-use projects.

John Reed	Age: 67	Chairman and Director Since 2021
Term Expires: 2024

John Reed has served as a member of our Board since July 2021. He co-founded Arhaus in 1986 and has served on the Board of Directors of Arhaus, LLC as Chairman since its formation in December 2013, and served as our Chief Executive Officer (“CEO”) from January 1997 through December 2015 and since February 2017 through the reorganization into Arhaus, Inc.

We believe Mr. Reed is qualified to serve on our Board of Directors because of, among other things, his extensive knowledge and experience with the business and his role as our Founder1 and CEO.

1 “Founder” refers to John Reed and when used in the context of ownership of our securities, includes trusts or other entities controlled by him that hold Class B common stock.

GOVERNANCE

Leadership Structure of our Board of Directors

Our Board leadership structure consists of a combined CEO and Chairman of the Board, along with an Independent Lead Director. Arhaus believes that a combined CEO and Chairman of the Board role is appropriate because it provides an efficient and effective leadership structure for the Company. It promotes alignment between the Board and management on Arhaus’ strategic objectives, facilitates effective presentation of information to enable the Board to fulfill its responsibilities, and allows for productive and effective Board meetings. The Board is composed of nine Directors. Mr. Reed serves as the CEO and Chairman, and Mr. Adams serves as the Independent Lead Director.

Board Meetings

The Board held 4 meetings in the 2021 fiscal year. Each current Director attended more than 75% of the aggregate number of meetings of the Board and committees on which he or she served in fiscal year 2021. Although the Company has not established a policy regarding Director attendance at the stockholder meeting, it is expected that all Directors will be available to attend the Annual Meeting.

Director Independence

Our Board of Directors has undertaken a review of the independence of each Director. Based on information provided by each Director concerning his or her background, employment, and affiliations, our Board of Directors has determined that Ms. Hyde and Messrs. Adams, Beargie, Brutocao, Doody, Kyees, Lewis and Roth qualify as “independent directors,” as defined under the rules of Nasdaq. Mr. Reed is the Company’s CEO and, therefore, not independent from the Company.

Board Diversity

The Board Diversity Matrix sets forth information about the diversity of the Board of Directors in accordance with the recently adopted Nasdaq board diversity disclosure rules. Each of the categories listed below has the meaning as used in Nasdaq Rule 5605.

Board Diversity Matrix (as of March 1, 2022)
Total Number of Directors: 9
	Female	Male	Non-Binary	Did Not Disclose Gender
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latino	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	8	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

BOARD COMMITTEES AND MEETINGS

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating & Corporate Governance Committee, each of which operates under a charter that is posted on our website at https://ir.arhaus.com/corporate-governance/governance-overview. Our Board of Directors also has a Real Estate Committee. Arhaus, LLC had an audit committee, compensation committee, and a real estate committee. The information for the committees of Arhaus, Inc. is described below. Directors who are members of these committees serve until their resignation or until as otherwise determined by our Board of Directors.

Audit Committee	Compensation Committee
John Kyees (Chair) Bill Beargie Gary Lewis	Albert Adams (Chair) Bill Beargie John M. Roth
1 meeting during 2021	0 meetings during 2021

Nominating & Corporate Governance Committee	Real Estate Committee
Andrea Hyde (Chair) Rick Doody John M. Roth	Gary Lewis (Chair) Brad Brutocao Rick Doody Andrea Hyde
1 meeting during 2021	2 meetings during 2021

Audit Committee

Our Audit Committee consists of John Kyees, Gary Lewis, and Bill Beargie, with Mr. Kyees serving as Chair. Our Board of Directors has determined that Messrs. Kyees and Lewis meet the definition of “independent director” under the listing standards of Nasdaq and SEC rules and regulations. Mr. Beargie is not considered an independent director under Rule 10A-3 of the Exchange Act in connection with his service on the Audit Committee due to his status as a trustee of the Founder Family Trusts.2 However, the Board believes Mr. Beargie’s service on the Audit Committee is in the best interests of the Company because of his extensive experience in accounting and his deep knowledge of the Company and its operations. Under Nasdaq rules, we are permitted to phase-in our compliance with the independence requirements

2 “Founder Family Trusts” refers to (i) the Reed 2013 Generation Skipping Trust, or the 2013 Trust, which is an irrevocable trust and of which Messrs. Albert Adams and Bill Beargie are trustees, and (ii) the 2018 Reed Dynasty Trust, or the 2018 Trust, which is an irrevocable trust and of which Messrs. Albert Adams and Bill Beargie are trustees.

for our Audit Committee. The phase-in periods with respect to director independence allow us to have only one independent member on our Audit Committee upon the listing date of our Class A common stock, a majority of independent members on our Audit Committee within ninety days of the listing date, and a fully independent Audit Committee within one year of the listing date. We are taking advantage of these phase-in rules with respect to Mr. Beargie’s service on our Audit Committee, and we expect that on or before November 4, 2022, the first anniversary of our listing on Nasdaq, our Audit Committee will comply with the applicable independence requirements.

Our Board of Directors determined that Mr. Kyees qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K.

Our Audit Committee has the following responsibilities, among other matters:

•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm its independence from management;
•	discussing the scope and results of the audit with the independent registered public accounting firm;
•	reviewing with management and the independent registered public accounting firm our interim and year-end operating results;
•

overseeing the financial reporting process and discussing with management and the independent registered public accounting firm the interim and annual financial statements that we will file with the SEC;

•	reviewing and monitoring our accounting policies and principles and internal controls; and
•	establishing procedures for the confidential submission of concerns about questionable accounting, internal controls, or auditing matters.

Compensation Committee

Our Compensation Committee consists of Albert Adams, John Roth, and Bill Beargie, with Mr. Adams serving as Chair. Our Compensation Committee has the following responsibilities, among other matters:

•	reviewing and approving the compensation of our executive officers and Directors;
•	reviewing, approving, and making recommendations to our Board of Directors about incentive compensation and equity compensation plans; and
•	appointing and overseeing any compensation consultants.

The Compensation Committee may, in its sole discretion, retain or obtain the advice of compensation consultants, counsel, or other advisors to carry out its duties. The Compensation Committee must consider such third party’s independence from Company management before selecting or receiving their advice.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is, or has been, an officer or employee of our Company, other than Mr. Beargie, who was the Chief Financial Officer of the predecessor of the Company from 1987 to 1997. None of our executive officers served as a member of the board of directors or compensation committee (or other board committee serving an equivalent function) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Nominating & Corporate Governance Committee

Our Nominating & Corporate Governance Committee consists of Andrea Hyde, Rick Doody, and John Roth, with Ms. Hyde serving as Chair. Our Nominating & Corporate Governance Committee is responsible for, among other matters:

•	identifying, evaluating, and selecting, or making recommendations to our Board of Directors, about nominees for election to our Board of Directors and its committees;
•	evaluating the performance of our Board of Directors and of individual Directors;
•	reviewing and making recommendations to our Board of Directors regarding Director independence determinations;
•	making recommendations to our Board of Directors about the composition of the Board of Directors and its committees; and
•	developing and recommending to our Board of Directors corporate governance guidelines and principles.

The Nominating & Corporate Governance Committee recommends potential Director candidates to the Board. In making its recommendations, consistent with the Committee’s charter, the Committee considers qualifications and qualities, such as age, skills, gender, ethnicity, areas of expertise, and other relevant factors as they relate to the current Board composition. There are no other stated criteria for Director nominees, and the Board may establish criteria for nominee evaluation.

The Nominating & Corporate Governance Committee identifies nominees by first determining whether current Board members are willing to continue to serve. If any Board member does not wish to continue to serve, or if the Committee or Board decides not to nominate a member for re-election, then the Committee identifies the desired skills and experience in light of the criteria outlined above. The Committee then seeks potential Director candidates through recommendations from the Board, senior management, stockholders, and third parties. The Committee may retain a search consultant to supplement potential Board candidates if it deems it advisable.

Each of Messrs. Adams, Kyees and Roth were chosen to be a Director nominee because the Board and Nominating & Corporate Governance Committee believe that he has demonstrated leadership experience, specific industry experience, and experience with capital market transactions. The Board and the Committee believe that these skills and qualifications, combined with each Director’s background and ability to work in a positive and collegial fashion, benefit the Company and its stockholders by creating a strong and effective Board.

In connection with the IPO, we entered into an investor rights agreement with the Freeman Spogli Funds3, our Founder, and the Class B Trusts4 (the “Investor Rights Agreement”), pursuant to which the Freeman Spogli Funds are entitled to nominate (a) two Directors for election to our Board of Directors for so long as the Freeman Spogli Funds collectively hold 60% or more of the shares of Class A common stock held by Freeman Spogli Funds immediately prior to the completion of the IPO, and (b) one Director for election to our Board of Directors for so long as the Freeman Spogli Funds collectively hold 20% or more of the shares of Class A common stock held by Freeman Spogli Funds immediately prior to the completion of the IPO. Pursuant to the terms of the Investor Rights Agreement, the Freeman Spogli Funds, our Founder, and the Class B Trusts agreed to vote in favor of Freeman Spogli Funds’ nominees and our Founder or his designee to our Board of Directors. In addition, subject to certain conditions, the Investor Rights Agreement provides the Freeman Spogli Funds with certain rights with respect to board committee membership, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules.

The Freeman Spogli Funds nominated Messrs. Brutocao and Roth to serve as Directors in 2021, and has nominated Mr. Roth for re-election to our Board of Directors at the Annual Meeting.

The Nominating & Corporate Governance Committee will consider stockholder suggestions concerning qualified candidates for election as Directors. To recommend a prospective nominee for the Committee’s consideration, a stockholder must submit the candidate’s name and qualifications to the Company’s Secretary, Allan Churchmack, at the following address: Arhaus, Inc., 51 E. Hines Hill Road, Boston Heights, Ohio 44236. The Committee has not established specific minimum qualifications a candidate must have in order to be recommended to the Board. However, in determining qualifications for new Directors, the Committee will consider potential members’ independence, as well as diversity, age, skill, and experience in the context of the Board’s needs.

Stockholders who wish to nominate Directors directly for election at an annual meeting must do so in accordance with the procedures in our bylaws. See “STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING” for more information about the procedures for direct nominations.

Real Estate Committee

Our Real Estate Committee consists of Gary Lewis, Rick Doody, Andrea Hyde, and Brad Brutocao, with Mr. Lewis serving as Chair. Our management team works with the Real Estate Committee to identify potential markets and attractive locations for new retail locations.

3 The “Freeman Spogli Funds” refers to the FS Equity Partners VI, L.P. and FS Affiliates VI, L.P. funds affiliated with Freeman Spogli & Co. Each of Messrs. Brad J. Brutocao, Bradford M. Freeman, Benjamin D. Geiger, Todd W. Halloran, John S. Hwang, Christian B. Johnson, Jon D. Ralph, John M. Roth, J. Frederick Simmons, and Ronald P. Spogli is a managing member of FS Capital Partners VI, LLC, the general partner of FS Equity Partners VI, L.P. and FS Affiliates VI, L.P.

4 The “Class B Trusts” include (i) the John P. Reed Trust dated 4/29/1985, as amended, or the 1985 Trust, of which Mr. Reed is trustee, (ii) the Reed 2013 Generation Skipping Trust, or the 2013 Trust, of which Messrs. Adams and Beargie are trustees, (iii) The John P. Reed 2019 GRAT, of which Mr. Reed is trustee, and (iv) the 2018 Reed Dynasty Trust, or the 2018 Trust, of which Messrs. Adams and Beargie are trustees.

BUSINESS CONDUCT AND ETHICS

The Company adopted a Code of Business Conduct and Ethics, available on our website at https://ir.arhaus.com/corporate-governance/governance-overview. It is our general policy to conduct business activities and transactions with the highest level of integrity and ethical standards and in accordance with all applicable laws. All Company Directors, officers, and employees are subject to the code.

DIRECTOR COMPENSATION

Each non-employee Director, other than Messrs. Brutocao and Roth, receives an annual retainer of $75,000. In addition, the non-employee Director serving as the Chair of our Audit Committee receives an additional annual retainer of $20,000, the Chairs of each of our Compensation Committee, Nominating and Corporate Governance Committee and Real Estate Committee receive an additional annual retainer of $15,000, and the Independent Lead Director receives an additional annual retainer of $30,000, in each case earned on a quarterly basis. For fiscal year 2021, Directors received prorated fees based on the timing of the IPO. Each Director, other than Messrs. Brutocao and Roth, also receives an annual restricted stock unit award with a grant date value of $110,000 (with prorated awards made to Directors who join on a date other than an annual meeting), which generally vests in full on the day immediately prior to the date of our next annual shareholder meeting following the date of grant, subject to the non-employee Director continuing in service through such meeting date. The vesting of this award accelerates and vests in full upon a Director’s termination of service because of death or disability or a change in control (as defined in the 2021 Equity Plan). No equity awards were made in 2021.

The following table sets forth the compensation paid to the Company’s non-employee Directors during the 2021 fiscal year.

Name	Fees Earned or Paid in Cash (1)	Stock Awards	All Other Compensation	Total
Albert Adams	$60,000	-	-	$60,000
Bill Beargie	$52,500	-	-	$52,500
Brad Brutocao	$40,000	-	-	$40,000
Rick Doody	$52,500	-	-	$52,500
Andrea Hyde	$55,000	-	-	$55,000
John Kyees	$55,833	-	-	$55,833
Gary Lewis	$52,500	-	-	$52,500
John M. Roth	$40,000	-	-	$40,000

(1)

Amount includes $40,000 paid to each Director prior to the completion of the IPO for service on the board of directors of Arhaus, LLC during 2021. For Messrs. Brutocao and Roth, these amounts were paid to Freeman Spogli & Co.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Company common stock as of March 14, 2022 with respect to each person known to be a beneficial owner of more than five percent (5%) of the outstanding common stock and each Director and named executive officer of the Company, individually and as a group. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Arhaus, Inc., 51 E. Hines Hill Road, Boston Heights, Ohio 44236.

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned		Combined Voting Power (1)

Name of Beneficial Owner	Number	%	Number	%	Number	%

5% Stockholders
FS Equity Partners VI, L.P. (2)(5)	29,280,391	20.91%	—	—	29,280,391	3.17%

Named Executive Officers and Directors
John Reed (3)(5)	11,100	*	45,078,259	32.18%	45,089,359	48.78%
Dawn Phillipson	624,985	*	—	—	624,985	*
Kathy Veltri	692,053	*	—	—	692,053	*
Albert Adams (4) (5)	—	—	42,037,341	30.01%	42,037,341	45.49%
Bill Beargie (4) (5)	—	—	42,037,341	30.01%	42,037,341	45.49%
Brad Brutocao (2)(5)	—	—	—	—	—	—
Rick Doody	—	—	—	—	—	—
Andrea Hyde	—	—	—	—	—	—
John Kyees	—	—	—	—	—	—
Gary Lewis	—	—	—	—	—	—
John Roth (2)(5)	—	—	—	—	—	—
All executive officers and Directors as a group (15 individuals)	2,239,659	1.60%	87,115,600	62.60%	89,355,259	94.51%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)

Represents the percentage of voting power of our Class A common stock and Class B common stock voting as a single class. Each share of Class A common stock and each share of Class B common stock entitles the registered holder thereof to one vote and ten votes per share, respectively, on all matters presented to stockholders for a vote generally.

(2)

FS Capital Partners VI, LLC, as the general partner of FS Equity Partners VI, L.P. has the sole power to vote and dispose of the shares of our common stock owned by the FS Equity Partners VI, L.P. Messrs. Brad J. Brutocao and John Roth are managing members of FS Capital Partners VI, LLC, and are members of Freeman Spogli & Co., and as such may be deemed to be the beneficial owners of the shares of our common stock owned by FS Equity Partners VI, L.P. Messrs. Brutocao and Roth each disclaims beneficial ownership in the shares except to the extent of his pecuniary interest in it. The business address of FS Equity Partners VI, L.P. and FS Capital Partners VI, LLC is c/o Freeman Spogli & Co., 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.

(3)

Represents (i) 10,000 shares of Class A common stock held by John P. Reed directly, (ii) 100 shares of Class A common stock held by Mr. Reed indirectly, as custodian for the benefit of a minor child, (iii) 1,000 shares of Class A common stock held by the John P. Reed Trust dated 4/29/1985, as amended, of which Mr. Reed is trustee (iii) 2,982,988 shares of Class B common stock held by Mr. Reed directly and (iv) 42,095,271 shares of Class B common stock held by the John P. Reed Trust dated 4/29/1985, as amended, of which Mr. Reed is trustee.

(4)

Represents 42,037,341 shares of Class B common stock held as follows: (i) 5,566,589 shares of Class B common stock held by the Reed 2013 Generation Skipping Trust, of which Messrs. Adams and Beargie are trustees; and (ii) 36,470,752 shares of Class B common stock held by the 2018 Reed Dynasty Trust, of which Messrs. Adams and Beargie are trustees. Neither Messrs. Adams nor Beargie have any pecuniary interest in the shares, and each disclaims beneficial ownership in such shares.

(5)

Pursuant to the terms of the investor rights agreement, the Freeman Spogli Funds, the Founder and the Founder Family Trusts will agree to vote in favor of the Freeman Spogli Funds’ nominees and our Founder or his designee to our Board of Directors. As a result, the Freeman Spogli Funds, the Founder and the Founder Family Trusts may be deemed to be the beneficial owner of the shares of common stock owned by the other. Each of the Freeman Spogli Funds, the Founder and the Founder Family Trusts expressly disclaims beneficial ownership of the shares of common stock not directly held by it, and such shares have not been included in the table above for purposes of calculating the number of shares beneficially owned by the Freeman Spogli Funds, the Founder or the Founder Family Trusts. For a more detailed description of the investor rights agreement, see “Board Committees and Meetings - Nominating and Corporate Governance Committee.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

POLICY

Pursuant to the Related Party Transactions Policy, the Audit Committee reviews and must approve or disapprove all related party transactions. Proposed transactions between the Company and related persons, as defined in Regulation S-K Item 404 under the Securities Act of 1933 (“Related Persons”), are submitted to the Audit Committee for full consideration. The relationship of the parties and the terms of the proposed transaction are reviewed and discussed by the Audit Committee, and the Audit Committee may approve or disapprove the Company entering into the transaction. All related party transactions, whether or not such transactions must be disclosed under Regulation S-K Item 404, are approved or disapproved by the Audit Committee pursuant to the policy.

In connection with the review and approval or ratification of a Company transaction with a Related Person, the Audit Committee considers the following, among other items:

•

the basis on which the person is a Related Person, the material terms of the Related Person transaction, including the approximate dollar value of the amount involved in the transaction and all the material facts as to the Related Person’s direct or indirect interest in, or relationship to, the Related Person transaction;

•

whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party and the purpose of, and the potential benefits to us of, such transaction;

•	whether the Related Person transaction complies with the terms of our agreements that may limit or restrict our ability to enter into a Related Person transaction and governing law; and
•	whether the Related Person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules and regulations.

In addition, the Board of Directors, in connection with any approval or ratification of a Related Person transaction involving a non-employee Director or Director nominee, should consider whether such transaction would compromise the Director or Director nominee’s status as an “independent” or “outside” director under the rules and regulations of the SEC and the U.S. Internal Revenue Code of 1986, as amended.

TRANSACTIONS WITH RELATED PERSONS

Since the beginning of the 2021 fiscal year, the following transactions have occurred, or are proposed, which involve the Company and a Related Person as defined in Regulation S-K Item 404 under the Securities Act of 1933 for an amount exceeding $120,000.

Lease Agreements

We currently lease our headquarters and primary distribution center in Boston Heights, Ohio from a third party. During 2021, we leased this property from Premier Arhaus, LLC, a company of which our Founder indirectly owned 50% during 2021. Premier Arhaus, LLC sold the property in the fourth quarter of 2021. The initial term of the lease expires in March 2033. We have the option to extend the lease for an additional ten-year term at fixed rental payments and two additional five-year terms thereafter at fair market rental payments upon the same terms and conditions as the initial term. As of December 30, 2021, the minimum monthly base rent is $389,390. Lease payments under the lease agreement totaled $5,882,779 for the year ended December 31, 2021.

We lease our second distribution center in Conover, North Carolina from Premier Conover, LLC, a company of which our Founder indirectly owned 10% on December 31, 2021. The initial term of the lease is twelve years, commencing upon the completion of the distribution center. We have the option to extend the lease for an additional ten-year term at fixed rental payments and two additional five-year terms thereafter at fair market rental payments upon the same terms and conditions as the initial term. During the first year of the lease, the minimum monthly base rent will be $247,917. No lease payments under the lease agreement were paid in the year ended December 31, 2021.

We lease a warehouse in Walton Hills, Ohio from Pagoda Partners, LLC, a company of which our Founder indirectly owns 50%. The term of the lease expires in April 2024. Subject to the landlord’s written approval and acceptance, we have the option to extend the lease for additional one-year terms. We also have the option to purchase the facility at a purchase price of fair market value but not less than the minimum price for which Pagoda Partners, LLC acquired the property. As of December 31, 2021, the monthly rent is $113,242.32. Lease payments under the lease agreement totaled $1,598,344 for the year ended December 31, 2021.

We lease our Outlet in Brooklyn, Ohio from Brooklyn Arhaus, a company of which our Founder and Mr. Beargie, a Director of Arhaus, Inc., own 85% and 15%, respectively. As of December 31, 2021, the monthly base rent is $19,995 plus applicable common area maintenance expenses and real estate taxes. Lease payments under the lease agreement totaled $292,014 for the year ended December 31, 2021.

Homeworks

In connection with the IPO and corporate reorganization, on November 8, 2021, certain liabilities of Homeworks Holdings Inc. (“Homeworks”), a wholly owned subsidiary of the Company following the reorganization, were assumed by the former shareholders of Homeworks. These liabilities included a deferred compensation plan related to a former employee of the Company of $3,942,737 and a contractual liability in connection with a consulting agreement in an amount up to $1,110,000. The aggregate liabilities of $5,052,737 were assumed pro rata by the following former Homeworks shareholders: the 1985 Trust, of which our Founder is trustee, 49.64%; the 2018 Trust, of which Messrs. Adams and Beargie are trustees, 35.27%; the John P. Reed 2019 GRAT, of which our Founder is trustee, 8.43% and the 2013 Trust, of which Messrs. Adams and Beargie are trustees, 6.66%.

In January 2021, Homeworks loaned the 2018 Trust $1,000,000. The term of the loan was three years and accrued interest at 2% per annum. The 2018 Trust paid Homeworks $1,006,027 in May 2021 to repay the loan in full.

Our Founder made payments in the amounts of $116,193 and $198,152 in May 2021 and October 2021 to Homeworks for reimbursement of tax withholding payments previously made by Homeworks on behalf of our Founder.

Other

Ryan Reed, Vice President, Development of the Company, is the son of our Founder. His salary in fiscal year 2021 was $317,200, and he earned compensation totaling $2,211,249 in fiscal year 2021.

EXECUTIVE COMPENSATION

The following discussion provides an overview of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during fiscal year 2021, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for fiscal year 2021, and the material factors considered in making those decisions. Compensation decisions for fiscal year 2021 were made prior to the IPO by the compensation committee of Arhaus, LLC. Beginning in fiscal year 2022, compensation decisions with respect to our executive officers are made by the Compensation Committee of Arhaus, Inc. Our named executive officers for fiscal year 2021, which consist of our principal executive officer and our two next most highly compensated executive officers who were serving as executive officers as of December 31, 2021 are:

•	John Reed, who serves as President, Chief Executive Officer and Director and is our principal executive officer;
•	Dawn Phillipson, who serves as Chief Financial Officer and is our principal financial officer; and
•	Kathy Veltri, who serves as Chief Retail Officer.

We are an emerging growth company and have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our named executive officers. Since the Company is a newly formed entity, we have provided the compensation awarded to, earned by or paid to the named executive officers of Arhaus, LLC for the year ended December 31, 2021. Each of the named executive officers currently holds the same position with the Company.

Details of our Compensation Program

Compensation Philosophy, Objectives, and Rewards

Our executive compensation program has been designed to motivate, reward, attract, and retain high-caliber management deemed essential to ensure our success. The program seeks to align executive compensation with our objectives, business strategy, and financial performance. Our compensation objectives are designed to support these goals by delivering competitive salaries, rewarding leadership for delivering on our business strategy, and providing incentive vehicles to connect the executives to the whole Company performance. Our compensation programs for our executives have historically been weighted towards rewarding both short- and long-term performance through a mix of cash and incentive unit compensation, providing our executives with an opportunity to share in the appreciation of our business over time.

We expect and design our compensation philosophy to reflect the following general principles:

•	support long-term sustainable business growth through attracting and retaining the most innovative, effective, and engaged leaders;

•	apply consistent principles that support ethical leadership of Arhaus in the highly competitive retail landscape;
•	consider the marketplace, Arhaus performance, and individual contributions when making compensation decisions; and
•	create incentives aligned with achievement of the Company’s goals to drive long-term sustainable value for all our stakeholders.

We have historically maintained an annual cash incentive program providing for payouts based on the achievement of Company performance objectives. We have also historically granted incentive units to our executives, which units were exchanged for shares of Class A common stock in connection with the IPO and are subject to the same vesting requirements. See “Outstanding Exchanged Shares and Restricted Shares” below. These incentive programs were designed to reward achievement of our long-term business objectives while promoting executive retention and reinforcing executive interest in Arhaus and its performance.

As Arhaus grows, we intend to continue to emphasize “at-risk” compensation based on the achievement of performance objectives in order to drive our performance objectives and appropriately align the financial interests of our executive officers to those of our stockholders.

Determination of Compensation

In making executive compensation determinations for fiscal year 2021, the compensation committee of Arhaus, LLC worked together with our CEO (other than with respect to his own compensation) to design and administer our executive compensation programs, including our cash incentive plan, in a manner that aligns with our overall compensation philosophy, as discussed above. The compensation committee of Arhaus, LLC made compensation decisions with respect to our named executive officers, including setting the base cash compensation levels for the named executive officers and determining the amounts of incentive units granted to our named executive officers during fiscal year 2021.

Elements of our Executive Compensation Program

The Company’s executive compensation program consists of the following elements, each established in order to achieve the compensation objective specified below:

Compensation Element	Desired Objectives and Key Features
Base Salary	Attracts and retains key talent by offering base cash compensation at competitive levels
Cash-Based Incentive Compensation	Provides short-term incentives based on the Company’s annual performance
Incentive Equity Compensation	Provides long-term equity incentives to align the interests of our named executive officers and stockholders and to retain key talent
Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Creates clarity around termination or change in control events and provides for retention of executives
Health and Welfare Benefits	Offers market-competitive benefits

Base Salaries

The base salaries of our named executive officers are an important part of their total compensation package and are intended to reflect their respective positions, duties, and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries for our named executive officers were initially established through a variety of factors, including evaluations of the relevant talent with discussion and approval of the Board of Directors in consultation with our CEO and/or Chief Financial Officer (“CFO”) at the time the executive was hired. We intend to continue to evaluate the mix of base salary, short-term incentive compensation, and long-term incentive compensation to appropriately align the interests of our named executive officers with those of our stockholders.

The following table sets forth the base salaries of our named executive officers for fiscal years 2020 and 2021:

Named Executive Officer		Base Salary (Annual)
	1/1/2020-8/2/2020	8/3/2020-1/31/2021	2/1/2021-12/31/2021
John Reed	$1,200,000	$1,260,000	$1,297,800
Dawn Phillipson	$360,400	$371,212	$400,000
Kathy Veltri	$370,000	$392,533	$404,309

Cash-Based Incentive Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program.

Annual Incentive Plan

For fiscal year 2021, the compensation committee of Arhaus, LLC adopted a cash-based incentive plan, the Arhaus Incentive Plan (“AIP”), in which certain team members, including our named executive officers, participated. Each participant had a target incentive amount based on a percentage of base salary for 2021 (“Target Incentive”). In fiscal year 2021, the Target Incentives for our named executive officers were as follows:

Named Executive Officer	Target Incentive as Percentage of Salary
John Reed	60%
Dawn Phillipson	60%
Kathy Veltri	50%

Awards under the AIP were based on the Company’s achievement towards goals established for two metrics: (a) 2021 operating income and (b) 2021 demand. Operating income was defined on the same basis and using the same criteria that were applied in connection with establishing the 2021 budget and was calculated on a delivered basis before giving effect to payments under the AIP. For purpose of the AIP, operating income differs from income from operations in that it excludes: one-time expense adjustments; bonus compensation; equity and exit fee adjustments; severance and recruitment payments; Company 401(k) contributions; interest expense; income tax expense; debt extinguishment; and other expense. Demand is an operating metric that we use to measure the dollar value of orders (based on purchase price) at the time the order is placed, net of the dollar value of cancellations and returns (based on unpaid purchase price and amount credited to client). These orders are recognized as net revenue when a client obtains control of the merchandise. Because demand is measured net of cancellations, all demand will eventually become net revenue, with appropriate reserves, when delivered to the client.

In establishing the levels of operating income and demand that would earn payouts, the compensation committee of Arhaus, LLC used a matrix of potential results based on business expectations. The committee determined a threshold AIP payout of 10% of Target Incentive and a maximum AIP payout of 200% of Target Incentive.

For fiscal year 2021, the Company reported very strong financial results and, based on the performance goals established, a payout equal to 200% of Target Incentive was achieved. The AIP amounts awarded to each named executive officer for fiscal year 2021 are set forth below in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

CFO Retention Bonus

In 2021, we entered into an agreement with Ms. Phillipson, pursuant to which she would receive a cash bonus of $1 million net (after any applicable deductions or withholding taxes) if she remained employed by the Company as of November 5, 2021, and either (a) a change of control transaction or (b) a qualified initial public offering had been successfully completed and consummated by such date.

Incentive Equity Compensation

We view incentive equity compensation as an important component of our total compensation program. Prior to the IPO and our corporate reorganization, we granted incentive units, or “profits interests” that gave the grantee the right to participate in future profits and appreciation in the value of Arhaus, LLC. These incentive units were exchanged at the time of the IPO and in connection with the reorganization for shares of Class A common stock (or Class B common stock in the case of Mr. Reed). A portion of such shares vested at the time of the IPO, and the remaining shares were issued as restricted shares of Class A common stock (or Class B common stock in the case of Mr. Reed) (the “Restricted Shares”). The number of shares of Class A or Class B common stock and the number of Class A or Class B Restricted Shares received upon such exchange was determined based on the value that such holder would have received under the distribution provisions of the operating agreement of Arhaus, LLC with shares of Class A or Class B common stock valued by reference to the initial public offering price of the Class A common stock of $13.00 per share.

Grants of incentive units were made from time to time. Ms. Phillipson was the only named executive officer to receive an award in fiscal year 2021. She received a grant of 125,000 incentive units on May 19, 2021, subject to a five-year vesting period. Those units were exchanged for 121,570 Restricted Shares, that vest annually in 20% increments beginning on May 19, 2022.

Outstanding Exchanged Shares and Restricted Shares

Following the reorganization, each of our named executive officers received the shares of Class A common stock, Class B common stock and Restricted Shares set forth below in exchange for the incentive units they held at the time.

The grant of incentive units held by our named executive officers vested in annual installments over a period of three or five years. Units that vested over a three-year period vested 50% on the first anniversary and 25% over the remaining anniversaries of the date of grant, subject to the executive’s continued service through the applicable vesting dates. Units that vest over a five-year period vested in annual 20% increments on the following five anniversaries of the date of grant, subject to the executive’s continued service through the applicable vesting dates. Notwithstanding the foregoing, in the event of a change in control (as defined in the Arhaus, LLC operating agreement), the incentive units fully accelerate and vest, subject to the executive’s continued service through the date of such change in control. The IPO was not treated as a change of control for purposes of the operating agreement. The Restricted Shares have substantially similar terms as the exchanged incentive units.

Named Executive Officer	Shares of Class A Common Stock	Restricted Shares of Class A Common Stock	Shares of Class B Common Stock	Restricted Shares of Class B Common Stock
John Reed	0	0	6,148,146	596,598 (1)
Dawn Phillipson	341,254	233,731 (2)	0	0
Kathy Veltri	553,643	138,410 (3)	0	0

(1)        The remaining 596,598 unvested shares vest on June 26, 2022.

(2)        Of the remaining 233,731 unvested shares, 90,683 shares vest on January 31, 2023; 21,478 shares vest on January 31, 2024; and 24,314 shares vest on each May 19 of 2022 through 2026.

(3)        The remaining 138,410 unvested shares vest on January 31, 2023.

2021 Equity Incentive Plan

The Board adopted the 2021 Equity Incentive Plan in order to facilitate the grant of cash and equity incentives to Directors, team members (including our named executive officers), and consultants of the Company and certain of its affiliates and to enable the Company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. Beginning in fiscal year 2022, incentive equity awards to our executive officers, including the named executive officers, will be made from the 2021 Equity Incentive Plan.

Perquisites and Other Benefits

We provide select perquisites to aid in the performance of the named executive officers’ respective duties and to provide competitive compensation with executives with similar positions and levels of responsibilities. For fiscal year 2021, Mr. Reed received a life insurance premium payment and was permitted to use the company airplane for personal use. Ms. Phillipson received a monthly cell phone allowance and Ms. Veltri received a monthly car allowance. Mr. Reed and Ms. Phillipson also received an employee discount for Arhaus merchandise in excess of the discount provided to employees generally. For additional information regarding perquisites provided to our named executive officers, see “Summary Compensation Table” below.

We maintain a corporate aircraft that is used primarily for business travel by our executive officers. As noted above, we permit Mr. Reed to use this aircraft for personal use. We determine the incremental cost of the personal use of our corporate aircraft based on the variable operating costs to us in connection with such personal use. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage.

Health and Welfare Benefits

All of our full-time time team members, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	health savings account;

•	short-term and long-term disability insurance; and

•	basic, supplemental, spousal, and dependent life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

401(k) Plan

We currently maintain a 401(k) retirement savings plan for our team members, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the terms as defined by the IRS. They are eligible to contribute on a pre-tax basis through contributions to the 401(k) plan, subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions to eligible participants. We match up to 4% of the employee contributions in the 401(k) plan if the employee contributes 4%. Company matching contributions vest immediately. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our team members, including our named executive officers, in accordance with our compensation philosophy.

Severance and Other Benefits Payable upon Termination of Employment or Change in Control

Our named executive officers, except Mr. Reed, have employment agreements with the Company, pursuant to which they are entitled to receive certain benefits upon qualifying termination. See the section “Potential Payments upon Termination or Change in Control” below for additional information regarding these benefits.

The following table shows the elements of compensation paid or earned during fiscal years 2021 and 2020 for each of our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
		$	$	$	$	$	$
John Reed President and Chief Executive Officer	2021 2020	1,293,438 1,260,000	- 304,615	- -	1,552,127 609,231	426,953 125,718	3,272,518 2,299,564
Dawn Phillipson Chief Financial Officer	2021 2020	396,678 371,212	1,813,237 106,872	2,262,500 -	476,014 213,745	21,077 8,065	4,969,506 699,894
Kathy Veltri Chief Retail Officer	2021 2020	402,950 392,533	- 94,176	- -	402,950 188,351	22,896 12,288	828,796 687,348

(1)        Amounts for each named executive officer reflect the increases to the executive’s base salary made effective February 1, 2021.

(2)        Amounts reflect the CFO Retention Award.

(3)        Amounts reflect the aggregate grant date fair value in accordance with ASC Topic 718. The assumptions used in calculating the fair value can be found under Note 9 in the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. The grant date fair values in the table do not necessarily correspond to the actual value that will be realized by the named executive officers.

(4)        Amounts reflect the performance bonus amounts payable to each named executive officer with respect to fiscal year 2021 under the AIP Plan.

(5)        Amounts reflect for 2021: for Mr. Reed, (i) life insurance premiums equal to $156,785 paid by the Company on Mr. Reed’s behalf, (ii) a discount on merchandise above the employee discount in the amount of $46,758, (iii) a $11,600 401(k) matching contribution made by the Company to the account of Mr. Reed, and (iv) $211,810 for the Company’s incremental costs related to the personal use of the Company airplane; for Ms. Phillipson, (i) a $12,374 401(k) matching contribution made by the Company to the account of Ms. Phillipson, (ii) a discount on merchandise above the employee discount in the amount of $4,352, (iii) a $40 monthly cell phone allowance, (iv) $2,329 for costs related to an annual executive physical exam, and (v) $1,542 related to a service award provided to certain tenured employees; and for Ms. Veltri, (i) a $1,027 monthly car allowance, and (ii) a $10,574 401(k) matching contribution made by the Company to the account of Ms. Veltri.

NAMED EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

John Reed

We do not have an employment agreement with Mr. Reed.

Dawn Phillipson

On February 8, 2019, we entered into an agreement with Ms. Phillipson, or the CFO Agreement, providing for her at-will employment with us and for severance payments and benefits upon certain qualifying terminations of Ms. Phillipson’s employment. Pursuant to the CFO Agreement, if Ms. Phillipson’s employment is terminated by us without Cause, or by

Ms. Phillipson with Good Reason, then, subject to her timely signing and non-revocation of a release of claims, she will be entitled to: (i) a lump sum payment equal to six (6) months of base salary; and (ii) a lump sum amount equal to six (6) months of COBRA.

For purposes of the CFO Agreement, “Cause” means (i) an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of Ms. Phillipson’s employment with the Company; (ii) intentional engagement in any competitive activity which would constitute a breach of her duty of loyalty to the Company; or (iii) the willful and continued failure to substantially perform her duties for the Company (other than as a result of incapacity due to physical or mental illness). For purposes of this paragraph, an act, or failure to act, shall not be deemed willful or intentional, as those terms are used herein, unless it is done, or omitted to be done, by Ms. Phillipson in bad faith or without a reasonable belief that her action or omission was in the best interest of the Company. Failure to meet performance standards or objectives, by itself, does not constitute “Cause”. “Good Reason” means the occurrence of one or more of the following events arising without her express written consent, but only if Ms. Phillipson’s resignation follows notification to the Company in writing within thirty (30) days following the Company’s awareness of the occurrence of the event and the event remains uncured for at least fifteen (15) days after such notice: (i) a reduction in her base salary and/or Target Bonus potential; (ii) a diminution in her employee benefits from those provided to other executives at a similar level, as such benefits may be modified from time to time; (iii) a material diminution in her authority, duties or responsibilities; or (iv) the Company requires her to be based anywhere other than within fifty (50) miles of Boston Heights, Ohio.

Kathy Veltri

On March 4, 2019, we entered into an agreement with Ms. Veltri, or the CRO Agreement, providing for her at will employment with us and for severance payments and benefits upon certain qualifying terminations of Ms. Veltri’s employment.

Pursuant to the CRO Agreement, if Ms. Veltri’s employment is terminated by us without Cause, or by Ms. Veltri with Good Reason, then, subject to her timely signing and non-revocation of a release of claims, she will be entitled to: (i) a lump sum payment equal to six (6) months of base salary; and (ii) a lump sum amount equal to six (6) months of COBRA.

For purposes of the CRO Agreement, “Cause” and “Good Reason” have the same meaning as in the CFO Agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments upon Termination

In this section, we describe payments that may be made to our named executive officers upon several events of termination, assuming the termination event occurred on the last day of fiscal year 2021 (except as otherwise noted).

Pursuant to the employment agreements with each of Ms. Phillipson and Ms. Veltri, if the named executive officer’s employment is terminated by the Company without Cause, then,

subject to her timely signing and non-revocation of a release of claims, she will be entitled to: (i) a lump sum payment equal to six (6) months of base salary and (ii) a lump sum amount equal to six (6) months of COBRA.

Restricted Shares

The terms of the LLC operating agreement which governed the incentive units provided for full acceleration of each of the named executive officer’s incentive units in the event of a change in control. As described herein, the Restricted Shares are subject to the same terms, and will vest in full in the event of a change in control.

Summary of Potential Payment Upon Termination or Change in Control

The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment or change in control, in any case, occurring on December 31, 2021 (the last business day of our most recently completed fiscal year):

Name	Benefit	Termination Without Cause ($)		Change in Control (no Termination) ($) (1)
John Reed	Cash	—		—
	Restricted Share Vesting	—		7,904,924	(2)
	All Other Payments or Benefits	—		—

Dawn Phillipson	Cash	209,442	(3)	—
	Restricted Share Vesting	1,610,803	(2)(4)	4,298,486	(2)
	All Other Payments or Benefits	—		—
Kathy Veltri	Cash	206,075	(3)	—
	Restricted Share Vesting	—		3,667,878	(2)
	All Other Payments or Benefits	—		—

(1)        Amounts reflected in the “Change in Control (no Termination)” column were calculated assuming that no qualifying termination occurred after the change in control.

(2)        Amounts reflect the value of unvested Restricted Shares that would be subject to vesting based on $13.25, the closing price of a share of Class A common stock on the Nasdaq Global Select Market on December 31, 2021.

(3)        Amounts reflect six months of the executive’s base salary at termination and an estimated six-month COBRA stipend.

(4)        Amount reflects the vesting of certain Restricted Shares held by Ms. Phillipson which shall vest upon a termination of employment without Cause pursuant to their terms.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of:

•	The quality and integrity of the Company’s financial statements and accounting and financial reporting processes;
•	The Company’s compliance with legal and regulatory requirements;
•	The qualifications, independence, and performance of the independent auditor;
•	The design, implementation, and performance of the Company’s internal controls over financial reporting and internal audit function; and
•	Risk assessment and risk management.

The Company’s management is responsible for the preparation, presentation and integrity of Arhaus’ financial statements and for the effectiveness of internal control over financial reporting. The Company’s management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit of Arhaus’ annual financial statements, reviews of Arhaus’ quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (to the extent such requirement is applicable), and other procedures. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Arhaus management and PricewaterhouseCoopers LLP, the Company’s independent auditor;
•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•

Received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon these discussions and review, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, and any amendment thereto, for the fiscal year ended December 31, 2021 for filing with the SEC.

Members of the Audit Committee:

John Kyees (Chair)

Bill Beargie

Gary Lewis

PROPOSAL TWO: APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP served as the independent registered public accounting firm to the Company in 2021. Although the Audit Committee has not yet engaged an independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022, it currently anticipates selecting PricewaterhouseCoopers LLP, and the Company is submitting the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for non-binding approval by the stockholders at the 2022 Annual Meeting. Stockholder approval or ratification of the selection of the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Company is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for approval as a matter of good corporate governance practice. Whether or not PricewaterhouseCoopers LLP is approved by the stockholders, the Audit Committee will consider whether it is appropriate to select PricewaterhouseCoopers LLP or another independent registered public accounting firm in its sole discretion without re-submitting the matter to the stockholders.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees

The Audit Committee must pre-approve any audit or permissible non-audit services. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All non-audit services were preapproved by the Audit Committee.

PricewaterhouseCoopers LLP billed the Company in fiscal year 2021 and 2020 the fees set forth in the table below:

	2021	2020
Audit Fees (1)	$3,659,681	$186,317
Audit-Related Fees (2)	$350,000	–
Tax Fees (3)	$703,070	$315,361
All Other Fees (4)	$6,031	–
TOTAL	$4,718,782	$501,678
(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our financial statements and services that are normally provided by PwC in connection with regulatory filings. The aggregate fees paid to PwC for professional services rendered for the audit of our annual financial statements, the audits included in our registration statements on Form S-1 related to our Initial Public Offering, review of the quarterly financial information in our Form 10-Q and other required filings with the SEC.

(2)	Audit-Related Fees consist of fees billed for procedures in connection with the adoption of ASC 842, Leases.
(3)	Tax Fees consist of professional services rendered by a company aligned with the Company’s principal accountant for tax compliance, tax advice and tax planning.
(4)	All Other Fees consist of annual subscriptions to PwC’s Accounting Research online tool, Viewpoint, and Disclosure Checklist online tool.

The Board of Directors recommends that the stockholders vote FOR approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountant for the 2022 fiscal year.

Proxies will be voted FOR the approval unless otherwise specified.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (“SEC”). In addition, persons that are not executive officers or directors but who beneficially own more than ten percent (10%) of shares of common stock must also report under Section 16(a). Copies of all Section 16(a) forms filed by officers, directors, and greater-than-10% owners are required to be provided to the Company.

We have reviewed the Section 16(a) forms filed for the Company. Based on our review, we believe there was one late report representing three transactions in the 2021 fiscal year. Mr. John Reed purchased shares of Class A Common Stock directly, by trust, and as custodian on December 10, 2021, and the Form 4 was filed on December 15, 2021.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

If a stockholder wants to submit, in accordance with SEC Rule 14a-8 under the Exchange Act, a proposal for inclusion in our proxy statement and form of proxy for presentation at the Company’s 2023 Annual Meeting of Stockholders, the proposal must be provided in the manner set forth in SEC Rule 14a-8 and received by the Company at our principal executive offices at the address below by December 5, 2022. If a stockholder wants to propose any matter for consideration of the stockholders at the 2023 Annual Meeting of Stockholders, including Director nominations and stockholder proposals and other than a matter brought pursuant to SEC Rule 14a-8, our Bylaws require the stockholder to notify our Secretary in writing at the Company’s principal executive offices (address listed below) after January 5, 2023 and on or before February 4, 2023. If the 2023 Annual Meeting is advanced or delayed by more than thirty days, then the submission dates are subject to change.

The specific requirements and procedures for stockholder proposals and Director nominations are set forth in Article III, Section 3.2 of our Bylaws. The Company reserves the right to reject, rule out of order, or to take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Notices of intention to present proposals or nominate Directors at the 2023 Annual Meeting, and all supporting materials required by our bylaws, must be submitted to: Arhaus, Inc., c/o Secretary, 51 E. Hines Hill Road, Boston Heights, Ohio 44236.

HOUSEHOLDING

The SEC permits a single set of annual report and proxy statement to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy form. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the attached annual report will be sent to certain beneficial stockholders who share a single address, unless any stockholder residing at that address gave contrary instructions. If any stockholder residing at such an address desires at this time to (i) receive a separate copy of this proxy statement and the attached annual report, (ii) receive a separate proxy statement and annual report in the future, or (iii) receive only one copy of proxy statements and annual reports to their address if currently receiving more than one, the stockholder should provide such instructions to the Company by calling Investor Relations at 440-439-7700, emailing Investor Relations at invest@arhaus.com, or by writing to Investor Relations, Arhaus, Inc., 51 E. Hines Hill Road, Boston Heights, Ohio 44236.

OTHER MATTERS

If the enclosed proxy is properly executed and returned to the Company, the persons named in it will vote the shares represented by such proxy at the meeting. If you properly complete your proxy form and send it to the Company in time to vote, your proxy (one of the individuals named in the proxy form) will vote your shares as you have directed. If you sign the proxy form but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors to elect the Director nominees listed in “Election of Directors” and to approve the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment.

Management does not know of any other matters which will be presented for action at the meeting.

By order of the Board of Directors,

/s/ Allan Churchmack

Allan Churchmack

Secretary

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/ARHS
● Cast your vote online
● Have your Proxy Card ready
● Follow the simple instructions to record your vote

PHONE Call 1-866-475-4767
● Use any touch-tone telephone
● Have your Proxy Card ready
● Follow the simple recorded instructions

MAIL
● Mark, sign and date your Proxy Card
● Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/ARHS

Arhaus, Inc.
Annual Meeting of Stockholders

For Stockholders of record as of March 14, 2022

TIME:	Thursday, May 5, 2022 9:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the internet - please visit
www.proxydocs.com/ARHS for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Dawn Phillipson and Allan Churchmack (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Arhaus, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Arhaus, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

        FOR ON PROPOSALS 1 AND 2

BOARD OF DIRECTORS
	PROPOSAL		YOUR VOTE		RECOMMENDS

1.	To elect three Directors, each to serve three-year terms;

		FOR		WITHHOLD
	1.01 Albert Adams	☐		☐	FOR

	1.02 John Kyees	☐		☐	FOR

	1.03 John M. Roth	☐		☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To approve the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2022; and	☐	☐	☐	FOR

3.	To transact such other business as may properly come before the meeting.

You must register to attend the meeting online and/or participate at www.proxydocs.com/ARHS

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date